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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF SDG&E
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Office of the Secretary
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SAN DIEGO GAS & ELECTRIC COMPANY
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P. O. Box 1831
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San Diego, California 92112-4150
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Tuesday, April 26, 1994
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The annual meeting of shareholders of San Diego Gas & Electric Company will be held on Tuesday, April 26, 1994, at 11 a.m. at the San Diego Convention Center, 111 West Harbor Drive, Ballroom Section 6A, San Diego, California, to:

1. Elect eight persons as directors to serve until the end of the ensuing year (or until their successors are duly elected and qualified). The names of the eight nominees of the company's board of directors are Richard C. Atkinson, Ann Burr, Richard A. Collato, Daniel W. Derbes, Robert H. Goldsmith, Ralph
   R. Ocampo, Thomas A. Page and Catherine Fitzgerald Wiggs; and

2. Act upon such other business as may properly come before the meeting.

The board of directors has fixed the close of business on March 1, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment of this meeting. It is anticipated that the proxy material will be mailed to shareholders on or about the date of this notice.

San Diego, California                 By order of the board of directors
March 8, 1994                         N. A. Peterson
                                      Senior Vice President,
                                      General Counsel and Secretary
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YOUR VOTE IS IMPORTANT! Please sign and return your enclosed proxy promptly, even if you expect to attend the annual meeting. A business reply envelope is enclosed for your convenience in returning the proxy. It requires no postage if mailed within the United States. Parking will be provided by the company at the Convention Center.